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INDEPENDENT AUDITORS' CONSENT                        Exhibit 23.4

We consent to the use in this Post Effective Amendment No. 1 to Registration Statement No. 333-50681 of Aurora Foods Inc. on Form S-1 of our report dated June 9, 1998, on the Duncan Hines Business of The Procter & Gamble Company, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
Cincinnati, Ohio
July 10, 1998